For immediate release: December 1, 2004
Contact: Jim Bernau (800) 344-9463
NASDAQ: WVVIE (WVVI)

Winemaker urges auditors to drink coffee

SALEM, Ore., December 1 - Winegrower and President of Willamette Valley Vineyards, Jim Bernau, urged his auditors today to drink lots of coffee in hopes of quickening the pace of their accounting work.

As a public common stock held company, the Oregon winery must comply with filing timely quarterly financial statements with the U. S. Securities and Exchange Commission and the NASDAQ.

The Third Quarter filing is late, prompting the NASDAQ to issue a notice of delisting unless the Company requests a hearing and pays a $4,000 non-refundable fee to explain the delay - which the winery did today.

"Lawmakers aren't getting wine for Christmas this year," Bernau explained. "The complicated rules requiring a costly and time consuming restatement of our financial statements for such a small amount - which actually increases our income - is silly", Bernau said.

The problem of the delay began when the SEC took issue with the accounting treatment of the winery's label and packaging design costs. In 1999, these costs were capitalized and then expensed over a period of five years. The Company and it's independent registered public accounting firm believe substantial design work done by contract from an independent, professional design firm used on wine bottles and packaging for a number of years should be treated as an asset.

The SEC considered the Company's independent registered public accounting firm's arguments but eventually disagreed instructing the Company, on the day before Thanksgiving, to expense the design costs when incurred in 1999. This required the winery's Controller to work over Thanksgiving to change the past Quarter and Year End numbers. The restatement will reduce expenses and increase net income by $4,320 for the first six months of 2004.

"It is frustrating to be having our best year ever and have this happen over such a minor adjustment which actually increases the past four year's earnings", lamented Bernau.

The Company's independent registered public accounting firm has explained to the Company their review requires a sign-off first regionally in San Francisco and then in New York causing the Company to miss filing today which would avoid the NASDAQ hearing process.

Willamette Valley Vineyards, Inc. (NASDAQ symbol: WVVIE), today announced the delay of filing certain financial statements with the Securities and Exchange Commission ("SEC") has resulted in the Company receiving a NASDAQ Staff Determination that its securities are subject to delisting. The Company previously determined it was necessary to restate certain financial statements contained in previous filings with the Securities and Exchange Commission ("SEC") to reflect a positive adjustment to the Company's revenues and earnings per share for the fiscal year ended December 31, 2003 and negative adjustments to the Company's revenues for the fiscal years ended December 31, 2002 and 2001 due to results from an excise tax audit conducted by the Alcohol and Tobacco Tax and Trade Bureau of the US Treasury Department ("TTB") earlier this year. Additionally, the Company has now determined that it is necessary to restate certain financial statements contained in previous filings with the Securities and Exchange Commission ("SEC") to reflect a positive adjustment to the Company's revenues and earnings per share for the fiscal years ended December 31, 2003, 2002 and 2001, the three month periods ended March 31, 2004 and June 30, 2004, and the six month period ended June 30, 2004 due to the resolution of the accounting for certain capitalized costs.

The net effect of these restatements is to increase net income for the year ended December 31, 2003 by $35,508, $.01 per share, to decrease net income for the years ended December 31, 2002 and 2001 by $17,729 ($- per share) and $1,840 ($- per share), respectively, and to increase net income by $2,160 ($- per share) for each of the three month periods ended March 31, 2004 and June 30, 2004, and by $4,320 ($- per share) for the six month period ended June 30, 2004.

In 1999 the Company incurred significant cost redesigning the Willamette Valley Vineyards brand, label and packaging and the development of the new Tualatin Estate brand identity, label and packaging for higher quality and higher value wines to coincide with the release of new wines from the purchase of the Tualatin Vineyards in 1997. The Company capitalized $71,528 of label and package design costs in 1998 and 1999, and was amortizing them over a five year period through 2004. The SEC has communicated that such costs should be expensed when incurred. Accordingly, the Company has restated its financial statements for the years ended December 31, 2003, 2002, and 2001, and the quarterly periods within each of those years, and the six month period ended June 30, 2004 to remove the amortization expense. The impact of this restatement is to reduce earnings in 1999 and increase earnings in subsequent periods through June 30, 2004.

The Company delayed its filing of this Form 10-QSB pending the determination of the accounting of these label and package design costs. As a result of this filing delay, on November 24, 2004 the Company received a Staff Determination from The NASDAQ Stock Market indicated that because the Company's Form 10-QSB for the period ended September 30, 2004 had not been filed, the Company's securities were subject to delisting from The NASDAQ Stock Market SmallCap Market at the opening of Business on December 3, 2004, unless the Company requested a hearing in accordance with The NASDAQ Stock Market's marketplace rules. Additionally, as a result of the Company's filing delinquency, at the opening of business on November 29, 2004, the fifth character "E" was appended to the Company's trading symbol, changing the trading symbol to WVVIE from WVVI. The Company has requested a hearing before a NASDAQ Listing Qualifications Panel to review the Staff Determination. There can be no assurance the Panel will grant the Company's request for continued listing.

The Company has completed the restatement of its financial statements and the Company's independent public accounting firm is in the process of reviewing them. When this review is completed the Company will file with the SEC its amended 2003 Form 10-KSB, Amended Form 10-QSBs for the periods ending March 31, 2004, and June 30 2004, and the Form 10QSB for the period ending September 30, 2004. The Company believes these filings will take place no later than December 15, 2004, and as a result of these filings will be in compliance with all NASDAQ requirements and its securities will continue to be listed on The NASDAQ Stock Market and its trading symbol will be changed back to WVVI.

The net effect of the change in accounting for label and package design costs on the three and nine months ended September 30, 2004 was to increase net income by $2,160 and $6,480, respectively.

Forward-looking statements in this release are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are identified by such words as "expect," "estimate," "intend," "believe," and words of similar import and are subject to risks and uncertainties. Such risks and uncertainties include, but are not limited to: availability of financing for growth, availability of adequate supply of high quality grapes, successful performance of internal operations, impact of competition, changes in wine broker or distributor relations or performance, impact of possible adverse weather conditions, impact of reduction in grape quality or supply due to disease, impact of governmental regulatory decisions and other risks. Actual results could differ materially from those projected.

Willamette Valley Vineyards, Inc. is headquartered in Turner, Oregon. The company is one of Oregon's leading wineries and the state's only publicly held winery. Willamette Valley Vineyards is the owner of Tualatin Estate Vineyards and Griffin Creek wines. Willamette Valley Vineyards common stock is traded on NASDAQ (Symbol: WVVIE).

                  WILLAMETTE VALLEY VINEYARDS, INC.
                            Balance Sheet
                                       September 30,       December 31,
                                            2004                2003
                                        (unaudited)        (unaudited)
                                                            (restated)
ASSETS                                  __________          __________
Current assets
  Cash and cash equivalents            $   116,440         $   213,681
  Accounts receivable trade, net           759,945             796,836
  Inventories                            8,038,109           7,335,378
  Prepaid expenses and other
  current assets                            30,057              46,565
  Income taxes receivable                        -              83,911
  Deferred income taxes                    174,323             174,323
                                        __________          __________
Total current assets                     9,118,874           8,650,694

Vineyard development cost, net           1,681,477           1,698,970
Inventories                                552,414             552,414
Property and equipment, net              4,514,302           4,698,915
Notes receivable from officer and other     69,507              66,134
Debt issuance costs, net                    54,270              62,805
Other assets                               227,584             201,220
                                        __________          __________
Total assets                           $16,218,428         $15,931,152
                                        ==========          ==========
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities
  Line of credit                       $ 1,256,360         $ 1,130,516
  Current portion of long-term debt        250,291             250,291
  Accounts payable                         721,787             752,219
  Accrued expenses                         564,730             471,441
  Income taxes payable                     127,559                   -
  Grapes payable                           483,070             669,714
                                        __________          __________
Total current liabilities                3,403,797           3,274,181

Long-term debt                           2,519,576           2,693,108
Distributor obligation                   1,500,000           1,500,000
Deferred rent liability                    126,087             108,995
Deferred gain                              381,005             399,743
Deferred income taxes                      295,285             295,285
                                        __________          __________
Total liabilities                        8,225,750           8,271,312
                                        __________          __________
Shareholders' equity
 Common stock, no par value - 10,000,000 shares authorized,
 4,486,278 and 4,479,478 shares issued and outstanding at
 September 2004 and December 31, 2003    7,228,329           7,167,589
Unearned employee compensation             (45,080)                  -
Retained earnings                          809,429             492,251
                                        __________          __________
Total shareholders' equity               7,992,678           7,659,840
                                        __________          __________
Total liabilities and shareholders'
equity                                 $16,218,428         $15,931,152
                                        ==========          ==========


                  WILLAMETTE VALLEY VINEYARDS, INC.
                       Statement of Operations
                             (unaudited)
                      Three months ended         Nine months ended
                         September 30,              September 30,
                      2004          2003         2004          2003
                                 (restated)                 (restated)
                   __________    __________   __________    __________
Net revenues
  Case revenue    $ 2,302,461   $ 1,847,133  $ 6,233,268   $ 4,718,457
  Custom crush-facility lease-
    bulk revenue       10,146        69,906       26,203       233,721
                   __________    __________   __________    __________
Total net revenues  2,312,607     1,917,039    6,259,471     4,952,178

Cost of sales
  Case              1,166,551       884,890    3,112,378     2,260,229
  Bulk                      -        57,833            -       179,444
                   __________    __________   __________    __________
Total cost of sales 1,166,551       942,723    3,112,378     2,439,673

Gross margin        1,146,056       974,316    3,147,093     2,512,505

Selling, general and administrative
  expenses            871,511       742,367    2,403,668     2,031,530
                   __________    __________   __________    __________
Net operating
  income              274,545       231,949      743,425       480,975

Other income (expense)
  Interest income       1,216         1,160        3,764         3,787
  Interest expense    (81,285)      (84,500)    (233,107)     (259,718)
  Other income             10        95,444       14,548       122,443
                   __________    __________   __________    __________
Net income before
  income taxes        194,486       244,053      528,630       347,487

Income tax             77,794        98,026      211,452       140,242
                   __________    __________   __________    __________
Net income            116,692       146,027      317,178       207,245

Retained earnings beginning of
  period              692,737       379,741      492,251       318,523
                   __________    __________   __________    __________
Retained earnings
  end of period   $   809,429   $   525,768  $   809,429   $   525,768
                   ==========    ==========   ==========    ==========
Basic earnings per
  common share    $      0.03   $      0.03  $      0.07   $      0.05

Diluted earnings per
  common share    $      0.03   $      0.03  $      0.07   $      0.05

Weighted average number of
basic common shares
outstanding         4,486,180     4,474,854    4,484,752     4,474,064

Weighted average number of
diluted common shares
outstanding         4,560,959     4,483,157    4,563,863     4,474,171